Exhibit 99.1

Pixelworks Reports Fourth Quarter 2015 Financial Results

Digital projector revenue grows 15% year-over-year in 2015

SAN JOSE, Calif., February 4, 2016 -- Pixelworks, Inc. (NASDAQ: PXLW), an innovative provider of video display processing technology enabling the highest quality viewing experience for displays of all sizes, today announced financial results for the fourth quarter and fiscal year ended December 31, 2015.

Revenue for the full year 2015 was $59.5 million, compared to $60.9 million in 2014. Revenue from chips sold into the digital projector market increased 15% year-over-year, and the Company recorded its first revenue from video processors for mobile devices in the second half of 2015. Offsetting the contributions from sales into the digital projector and mobile device markets was a decrease in sales of chips into the television and panel markets as well as significantly lower licensing revenue compared to 2014.

For the fourth quarter 2015, revenue was $13.5 million, compared to $16.6 million in the prior quarter and $15.1 million in the fourth quarter of 2014. The sequential decline in revenue was primarily driven by a weaker demand environment in China and emerging markets for the Company’s projector chips.

On a GAAP basis, gross profit margin in the fourth quarter of 2015 was 50.6%, compared to 50.0% in the third quarter of 2015 and 50.0% in the fourth quarter of 2014. Fourth quarter 2015 GAAP operating expenses were $9.7 million, compared to $9.5 million in the previous quarter and $10.2 million in the fourth quarter of 2014.

For the fourth quarter of 2015, the Company recorded a GAAP net loss of $3.2 million, or $0.11 per share, compared to a GAAP net loss of $1.2 million, or $0.05 per share, in the third quarter of 2015 and GAAP net loss of $2.8 million, or $0.12 per share, in the fourth quarter of 2014.

On a non-GAAP basis, fourth quarter 2015 gross profit margin was 50.9%, compared to 50.2% in the third quarter of 2015 and 50.3% in the fourth quarter of 2014. Fourth quarter 2015 gross profit margin increased compared to the prior periods due to a more favorable mix of chips sold into the digital projector market during the quarter. Fourth quarter 2015 operating expenses on a non-GAAP basis were $8.8 million, compared to $8.5 million in the previous quarter and $8.8 million in the fourth quarter of 2014.

For the fourth quarter of 2015, the Company recorded a non-GAAP net loss of $2.2 million, or $0.08 per share, compared to a non-GAAP net loss of $0.2 million, or $0.01 per share, in the third quarter of 2015 and non-GAAP net loss of $1.4 million, or $0.06 per share, in the fourth quarter of 2014. Adjusted EBITDA in the fourth quarter of 2015 was a negative $0.9 million, compared to a positive $0.9 million in the previous quarter and a negative $0.1 million in the fourth quarter of 2014.

“Fourth quarter results were within the range of guidance, however our core digital projection business was impacted by the weaker macro environment, especially in the emerging markets. Despite recent headwinds, digital projection revenue grew 15% in 2015 as a result of strong market share gains,” said Stephen Domenik, Pixelworks’ interim CEO. “In our mobile business, we made further progress throughout the year on customer validation and early market adoption, as demonstrated by production shipments of Iris chips in support of ASUS’ flagship ZenPad tablet.

“Although we expect revenue in the first quarter to reflect greater than normal seasonality in our digital projection business, we are beginning to see early signs of improvement from customers and have growing confidence that we will return to growth in the second quarter. Our outlook for mobile remains promising, as we look to further leverage our first-mover advantage.”

The Company will discuss the details of its business outlook for the first quarter of 2016 during its conference call scheduled for today, February 4, 2016, at 2:00 p.m. Pacific Time.

Conference Call Information

Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 26299806. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, February 11, 2016, and can be accessed by calling 855-859-2056 and using passcode 26299806.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which excludes stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest expense and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.
Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, the statements in Stephen Domenik's quote with respect to the Company’s growth opportunities, product shipments, product demand, customer engagements, and the Company’s potential and position for the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2014 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Revenue, net	$13,477	$16,570	$15,105	$59,517	$60,923
Cost of revenue (1)	6,663	8,292	7,546	30,224	29,142
Gross profit	6,814	8,278	7,559	29,293	31,781
Operating expenses:
Research and development (2)	6,076	6,145	6,390	24,644	25,296
Selling, general and administrative (3)	3,648	3,334	3,776	14,453	15,434
Total operating expenses	9,724	9,479	10,166	39,097	40,730
Loss from operations	(2,910)	(1,201)	(2,607)	(9,804)	(8,949)
Interest expense and other, net	(129)	(105)	(118)	(446)	(493)
Loss before income taxes	(3,039)	(1,306)	(2,725)	(10,250)	(9,442)
Provision (benefit) for income taxes	128	(63)	46	320	518
Net loss	$(3,167)	$(1,243)	$(2,771)	$(10,570)	$(9,960)
Net loss per share - basic and diluted	$(0.11)	$(0.05)	$(0.12)	$(0.42)	$(0.44)
Weighted average shares outstanding - basic and diluted	27,697	25,735	23,175	25,088	22,766
——————
(1) Includes:
Stock-based compensation	$49	$52	$71	$196	$262
Additional amortization of non-cancelable prepaid royalty	—	(14)	(30)	(14)	65
(2) Includes stock-based compensation	485	524	640	1,927	2,441
(3) Includes stock-based compensation	397	443	690	1,798	2,599

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$6,814	$8,278	$7,559	$29,293	$31,781
Stock-based compensation	49	52	71	196	262
Additional amortization of non-cancelable prepaid royalty	—	(14)	(30)	(14)	65
Total reconciling items included in cost of revenue	49	38	41	182	327
Non-GAAP gross profit	$6,863	$8,316	$7,600	$29,475	$32,108
Non-GAAP gross profit margin	50.9%	50.2%	50.3%	49.5%	52.7%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,724	$9,479	$10,166	$39,097	$40,730
Reconciling item included in research and development:
Stock-based compensation	485	524	640	1,927	2,441
Reconciling item included in selling, general and administrative:
Stock-based compensation	397	443	690	1,798	2,599
Total reconciling items included in operating expenses	882	967	1,330	3,725	5,040
Non-GAAP operating expenses	$8,842	$8,512	$8,836	$35,372	$35,690
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(3,167)	$(1,243)	$(2,771)	$(10,570)	$(9,960)
Reconciling items included in cost of revenue	49	38	41	182	327
Reconciling items included in operating expenses	882	967	1,330	3,725	5,040
Tax effect of non-GAAP adjustments	—	65	(6)	—	—
Non-GAAP net loss	$(2,236)	$(173)	$(1,406)	$(6,663)	$(4,593)
Non-GAAP net loss per share - basic and diluted	$(0.08)	$(0.01)	$(0.06)	$(0.27)	$(0.20)
Non-GAAP weighted average shares outstanding - basic and diluted	27,697	25,735	23,175	25,088	22,766

* Our non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(3,167)	$(1,243)	$(2,771)	$(10,570)	$(9,960)
Stock-based compensation	931	1,019	1,401	3,921	5,302
Additional amortization of non-cancelable prepaid royalty	—	(14)	(30)	(14)	65
Tax effect of non-GAAP adjustments	—	65	(6)	—	—
Non-GAAP net loss	$(2,236)	$(173)	$(1,406)	$(6,663)	$(4,593)
EBITDA adjustments:
Depreciation and amortization	$1,038	$1,086	$1,099	$4,263	$4,514
Interest expense and other, net	129	105	118	446	493
Non-GAAP provision (benefit) for income taxes	128	(128)	52	320	518
Adjusted EBITDA	$(941)	$890	$(137)	$(1,634)	$932

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$26,591	$17,926
Accounts receivable, net	5,988	4,648
Inventories	3,266	2,898
Prepaid expenses and other current assets	644	888
Total current assets	36,489	26,360
Property and equipment, net	6,543	6,402
Other assets, net	810	1,382
Total assets	$43,842	$34,144
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,944	$3,154
Accrued liabilities and current portion of long-term liabilities	8,528	8,539
Current portion of income taxes payable	221	197
Short-term line of credit	3,000	3,000
Total current liabilities	14,693	14,890
Long-term liabilities, net of current portion	831	1,476
Income taxes payable, net of current portion	1,942	2,094
Total liabilities	17,466	18,460
Shareholders’ equity	26,376	15,684
Total liabilities and shareholders’ equity	$43,842	$34,144

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com